UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 8, 2021 (January 4, 2021)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place
Norfolk, Virginia 23510-9241	757-629-2680
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, the Compensation Committee (“Committee”) of the Board of Directors of Norfolk Southern Corporation (the “Corporation”) met to consider whether to use the discretion under the Corporation’s Executive Management Incentive Plan (“EMIP”) to adjust the annual incentive payout for the 2020 performance year. The Corporation’s executive officers participate in the EMIP, which is a cash annual incentive plan designed to compensate the Corporation’s executives based on achievement of annual corporate performance goals.

At the January 4, 2021 meeting, the Committee reviewed the preliminary corporate performance results for the 2020 performance measures that the Committee established in January 2020 for operating ratio and operating income under the EMIP. The EMIP permits the Committee to use its discretion to increase corporate performance achievement up to certain maximums. The Committee determined to use its discretion under EMIP to increase the 2020 corporate performance achievement to slightly less than half of the EMIP award target that the Committee set in January 2020.

In deciding to use this discretion to adjust the annual incentive payout, the Committee considered that the Corporation’s overall performance in 2020 was strong but that the year’s performance was significantly impacted by a volume and revenue trough in the second quarter resulting from business shutdowns and slowdowns caused by the COVID-19 pandemic. The Committee determined that the executive officers successfully managed the Corporation through the macroeconomic uncertainty caused by the pandemic by: safeguarding the Corporation’s liquidity while protecting and promoting shareholder value through continued share repurchases and dividends; delivering cost savings and efficiencies through optimization of the operating plan and headcount, and rationalization of facilities, with a constant focus on service and productivity; and, aggressively pursuing human capital imperatives. More fundamentally, the Committee found that the actions of the Corporation’s executive officers supported sustainable, long-term growth and promoted shareholder value.

The foregoing description of the EMIP is qualified in its entirety by the full text of the EMIP, as amended on November 17, 2020, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Norfolk Southern Corporation Executive Management Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name: Denise W. Hutson
Title: Corporate Secretary

Date:  January 8, 2021